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NEWS RELEASE
FOR IMMEDIATE RELEASE

COMPANY CONTACT:                           INVESTOR CONTACT:
Anthony J. Simonetta                       Hayden Communications
Chief Financial Officer                    Brett Maas  (brett@haydenir.com)
(302) 456-6789                             Matt Hayden (matt@haydenir.com)
www.sdix.com                               (843) 272-4653
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        STRATEGIC DIAGNOSTICS RECEIVES NASDAQ STAFF DETERMINATION LETTER

NEWARK, DEL., NOVEMBER 22, 2005 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX) - a leading provider of biotechnology-based detection solutions for a broad range of food, water, agricultural, industrial, environmental and scientific applications, announced today that, as expected, on November 21, 2005, the Company received the customary Nasdaq Staff Determination letter stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company has not timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2005, and that the Company's common stock is therefore subject to delisting from The Nasdaq National Market. As a result of the Company's filing delinquency, the letter "E" will be added to the Company's trading symbol at the opening of business on November 23, 2005.

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The request for the hearing will stay the delisting until a decision is made by the Nasdaq Listing Qualifications Panel after the hearing. A hearing is typically scheduled from 30 to 45 days after the date the notification is issued. However, the Company cannot provide any assurance that the Panel will grant its request for continued listing on The Nasdaq National Market.

As previously announced, the delay in filing Form 10-Q is the result of the Company continuing to discuss its policy regarding revenue recognition for certain custom antibody arrangements and the methodology to be used to alter such policy with the staff of the U.S. Securities and Exchange Commission. The Company is devoting all necessary resources to resolving this matter as soon as practicable, with the goal of doing so by the date of the hearing with the Nasdaq Listing Qualifications Panel. The Company will schedule a conference call to discuss this matter once the outcome is determined.

ABOUT STRATEGIC DIAGNOSTICS INC.
Strategic Diagnostics Inc. develops, manufactures and markets biotechnology-based detection solutions to a diverse customer base, across multiple industrial and human health markets. By applying its core competency of creating custom antibodies to assay development, the Company produces unique, sophisticated diagnostic testing and reagent systems that are responsive to customer diagnostic and information needs. Customers benefit with quantifiable "return on investment" by reducing time, labor, and/or material costs. All this is accomplished while increasing accuracy, reliability and actionability of essential test results. The Company is focused on sustaining this competitive advantage by leveraging its expertise in immunology, proteomics, bio-luminescence and other bio-reactive technologies to continue its successful customer-focused research and development efforts. Recent innovations in high throughput production of antibodies from genetic antigens will complement the Company's established leadership in commercial and custom antibody production for the Research, Human/Animal Diagnostics, and Pharmaceutical industries, and position the Company for broader participation in the pharmacogenomics market.
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This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

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